                                                                     EXHIBIT 4.9

                                                   UNIT PURCHASE AGREEMENT,
                                            dated as of June 28, 2000, among
                                            SMITH & NEPHEW DISPOSAL, INC., a
                                            Delaware corporation (the "Seller"),
                                            and THE PURCHASERS IDENTIFIED ON
                                            ANNEX I HERETO (collectively, the
                                            "Purchasers").

               The Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from the Seller, 54,000 Common Units (the "Purchased Units") of DonJoy, L.L.C., a Delaware limited liability company (the "Company").

               In consideration of the mutual promises herein made and in consideration of the representations, warranties, and covenants herein contained, the Seller and the Purchasers agree as follows:

                                    ARTICLE I

                                 PURCHASED UNITS

1.1     SALE OF THE PURCHASED UNITS.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the Seller shall issue, sell and deliver to each Purchaser, and each such Purchaser shall purchase from the Seller, that number of Purchased Units set forth opposite the name of such Purchaser in the second column of Annex I, free and clear of all liens, claims and encumbrances of any nature whatsoever (collectively, "Liens") (other than pursuant to the Existing Agreements (as defined below)), for the aggregate purchase price set forth opposite the name of such Purchaser in the third column of Annex I.

               (b) Each party hereto waives any rights such party may have under
Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of this Agreement and acknowledges its or his consent to such sale for purposes of
Section 7.1(a) of the Operating Agreement.

               (c) As used herein, the term "Existing Agreements" means (i) the Second Amended and Restated Operating Agreement of the Company, dated as of July 30, 1999, among the Seller, the Purchasers and the other parties thereto (if any), as amended, supplemented and otherwise modified from time to time (the "Operating Agreement"), and (ii) the Members' Agreement of the Company, dated as of June 30, 1999, among the Company, the Seller, the Purchasers and the other parties thereto (if any), as amended, supplemented or otherwise modified from time to time (the "Members' Agreement").

1.2     CLOSING.

               (a) The closing of the issuance, sale and purchase of the Purchased Units pursuant to Section 1.1(a) (the "Closing") shall take place at 10:00 a.m., New York City time, on the date hereof (the "Closing Date") at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112.

               (b) At the Closing, (i) the Seller shall deliver to each Purchaser the certificates representing the Purchased Units to be purchased by, and issued and sold to, such Purchaser pursuant to Section 1.1(a), duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to such Purchaser good title to such Purchased Units, free and clear of all Liens (other than pursuant to the Existing Agreements), and (ii) each Purchaser, in full payment for the Purchased Units to be purchased by, and sold to, such Purchaser pursuant to Section 1.1(a), shall deliver to the Seller the purchase price to be paid by such Purchaser for such Purchased Units pursuant to Section 1.1(a), in immediately available funds by wire transfer to Bank One, Chicago, Illinois, ABA Routing No. 071000013, Account No. 5947693, Account Name: Smith & Nephew, Inc.

1.3     FURTHER ASSURANCES.

        The Seller shall, at any time after the Closing, upon the request of any Purchaser and at such Purchaser's expense, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, convey, grant and confirm to and vest in such Purchaser good title to all of the Purchased Units purchased by, and sold to such Purchaser pursuant to Section 1.1(a), free and clear of all Liens (other than pursuant to the Existing Agreements).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

               As a material inducement to the Purchasers to enter into and perform their respective obligations under this Agreement, the Seller hereby represents and warrants to the Purchasers as set forth in Sections 2.1 through
2.4 below.

2.1     AUTHORITY; CORPORATE ACTIONS; ENFORCEABILITY.

        The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Seller of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part and no other corporate proceedings on its part are necessary to authorize this Agreement or the performance of its obligations hereunder. The Seller has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

2.2     CONSENTS; NO CONFLICTS

        The execution and delivery by the Seller of this Agreement and the performance by it of its obligations hereunder does not: (i) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, or result in the creation of any Lien upon any of the assets owned or used by the Seller under, any provision of: (A) the certificate of incorporation or bylaws of the Seller; (B) any lease, license, contract or other agreement or commitment (each, a "Contract") to which the Seller is a party or by which any of the Seller's properties or assets is bound (other than the Existing Agreements); (C) any judgment, order, compliance agreement, injunction, award or decree issued by any Governmental Authority applicable to the Seller or any of the Seller's properties or assets; or (D) any law, rule, regulation, ordinance or code of any Governmental Authority applicable to the Seller or any of the Seller's properties or assets; or (ii) require the Seller to obtain any consent, approval, license, permit, order or authorization of, or make, any registration, declaration or filing with, any Governmental Authority or any other Person. As used in this Agreement, the term "Governmental Authority" means any Federal, state, local or foreign government, court of competent jurisdiction, administrative agency or commission or other governmental authority and the term "Person" means and includes an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, joint venture, an unincorporated organization or a Governmental Authority.

2.3     OWNERSHIP.

        The Seller is the lawful owner, of record and beneficially, of the Purchased Units and has good and marketable title to such Purchased Units, free and clear of any and all Liens (other than pursuant to the Existing Agreements). Upon the Seller's delivery to each Purchaser at the Closing of the Purchased Units to be purchased by, and issued and sold to, such Purchaser pursuant to
Section 1.1(a) and the payment in full at the Closing by such Purchaser of the purchase price for such Purchased Units pursuant to Section 1.2, such Purchaser will receive good and marketable title to such Purchased Units, free and clear of all Liens (other than pursuant to the Existing Agreements). Except for the Existing Agreements, (i) there are no outstanding options, warrants, rights, calls or other Contracts to which the Seller or any Affiliate thereof is a party to sell or assign any of the Purchased Units and (ii) there are no Contracts to which the Seller or any Affiliate thereof is a party which relate to the Purchased Units. As used herein, the term "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is under common control with, or controlled by, such specified Person and the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

2.4     BROKERS.

        No Person has acted, directly or indirectly, as a broker, finder or financial advisor of the Seller or any Affiliate thereof in connection with the transactions contemplated by this Agreement. No Person is entitled to receive any broker's, finder's or similar fee or commission from the Seller or any Affiliate thereof in connection with this Agreement or the consummation of the transactions contemplated thereby, based in any way on any Contract made by or on behalf of the Seller or any Affiliate thereof.

                                   ARTICLE III

                     SEVERAL REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

               As a material inducement to the Seller to enter into and perform its obligations under this Agreement, each of the Purchasers hereby severally (as to such Purchaser only) represents and warrants to the Seller as set forth in Sections 3.1 through 3.3 below.

3.1     AUTHORITY; ACTIONS; ENFORCEABILITY.

        If such Purchaser is not a natural Person, such Purchaser has the requisite corporate or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder have been duly authorized by all necessary corporate or limited partnership action on the part of such Purchaser and no other corporate or limited partnership proceedings on the part of such Purchaser are necessary to authorize this Agreement or to perform its obligations hereunder. Such Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

3.2     INVESTMENT REPRESENTATIONS.

               (a) Such Purchaser is acquiring the Purchased Units set forth opposite its or his name on Annex I for its or his own account, for investment only and not with a view to effecting a distribution thereof in violation of the Securities Act or applicable state securities laws. Such Purchaser understands that the Purchased Units to be acquired by such Purchaser pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available. Such Purchaser has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of an investment in the Purchased Units to be acquired by such Purchaser hereunder and making an informed investment decision with respect thereto and that such Purchaser has consulted with and relied exclusively upon the advice of such Purchaser's own counsel and tax and financial advisors in connection with such Purchaser's investment decision to acquire such Purchased Units.

               (b) Such Purchaser qualifies as an "accredited investor" (as defined in Rule 501(a) under the Securities Act), provided, that, in the case of DJC, Inc. ("DJC"), in lieu of such representation and warranty as to the qualification of DJC as an "accredited investor," DJC represents and warrants that all investment decisions with respect to DJC's investment in the Purchased Units to be acquired by DJC hereunder were made on behalf of DJC by TCW/Crescent Mezzanine Partners II, L.P. and TWC Leverage Income Trust II, L.P., the holders, collectively, of 100% of the outstanding capital stock of DJC.

               (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) under the Securities

Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of the Purchased Units to be acquired by such Purchaser hereunder only in limited amounts.

3.3     BROKERS.

        No Person has acted, directly or indirectly, as a broker, finder or financial advisor of such Purchaser in connection with the transactions contemplated by this Agreement. No Person is entitled to receive any broker's, finder's or similar fee or commission from such Person in connection with this Agreement or the consummation of the transactions contemplated thereby, based in any way on any Contract made by or on behalf of such Purchaser.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

        All representations, warranties and covenants hereunder shall survive the Closing and shall in no way be affected by any knowledge possessed by, or investigation of the subject matter thereof made by or on behalf of, the Purchasers.

4.2     REMEDIES.

        In case any one or more of the covenants set forth in this Agreement shall have been breached by any party hereto, each other party hereto may proceed to protect and enforce its or his rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant. In the event that any dispute between the Seller and any of the Purchasers should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants (which shall include, without limitation, all fees, costs and expenses of appeals).

4.3     EXPENSES; TRANSFER TAXES.

        Except as set forth in the next sentence, each party hereto will pay its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of its obligations hereunder, including the fees, expenses and disbursements of its counsel and accountants. The Seller agrees that it will pay, and will hold each Purchaser harmless from, any and all liability with respect to any transfer, stamp or similar taxes which may be determined to be payable in connection with the execution, delivery and performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement.

4.4     SUCCESSORS AND ASSIGNS.

        This Agreement shall bind and inure to the benefit of the Seller and each of the Purchasers and the respective successors, assigns, heirs and personal representatives of the Seller and each of the Purchasers.

4.5     ENTIRE AGREEMENT.

        This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

4.6     NOTICES.

               Any notices, demands, consents or other communications that are given or made hereunder shall be in writing and shall be given or made to any party hereto by physical delivery, U.S. mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier or by transmission by facsimile to such party at its, his or her address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been specified by like notice by such party:

            (i) if to the Seller, to

                Smith & Nephew Disposal, Inc.
                c/o Smith & Nephew, Inc.
                1450 Brooks Road
                Memphis, TN 38116
                Attention: Chief Financial Officer
                Telephone: (901) 396-2121
                Facsimile: (901) 399-6151

                with a copy (which shall not constitute notice) to:

                Smith & Nephew Disposal, Inc.
                c/o Smith & Nephew, Inc.
                1450 Brooks Road
                Memphis, TN 38116
                Attention: General Counsel
                Telephone: (901) 396-2121
                Facsimile: (901) 396-7824

           (ii) if to any Purchaser, to such Purchaser at the address set forth on Annex I immediately below the name of such Purchaser.

Each such notice, demand, consent or other communication shall be effective upon receipt in the case of physical delivery or overnight courier, upon confirmation of receipt by or on behalf of the addressee in the case of transmission by facsimile if received prior to 5:00 p.m., New York City time, and, if received after 5:00 p.m., New York City time, on the next Business Day immediately after the date of such receipt, and five Business Days after deposit in the U.S. mails in the case of mailing. As used herein, the term "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

4.7     AMENDMENTS.

        The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Seller and the Purchasers.

4.8     GOVERNING LAW, WAIVER OF JURY TRIAL; JURISDICTION.

               (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

               (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

4.9     SEVERABILITY.

        Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4.10    INTERPRETATION.

               The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement. Annex I hereto is hereby incorporated in and made a part of this Agreement as if set forth on full herein. Where specific language (such as the word "including") is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

4.11    DISCLAIMER OF WARRANTIES.

        The Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to the Purchasers. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, THE PURCHASED UNITS (AND THE BUSINESS AND ASSETS OF THE COMPANY REPRESENTED THEREBY) ARE BEING SOLD TO THE PURCHASERS ON AN "AS IS, WHERE IS" BASIS AND THE SELLER DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES, WHETHER EXPRESS OR IMPLIED. THE SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. THE PURCHASE PRICE WITH RESPECT TO THE PURCHASED UNITS WAS NEGOTIATED PRIVATELY BETWEEN THE PARTIES. THE SELLER ACKNOWLEDGES THAT IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS OF A SALE OF THE PURCHASED UNITS ON THE TERMS SET FORTH HEREIN, HAS HAD AN OPPORTUNITY TO ASK QUESTIONS REGARDING THE BUSINESS, PROPERTIES, PROSPECTS AND FINANCIAL CONDITION OF THE COMPANY AND THE ADEQUACY OF THE PURCHASE PRICE FOR THE PURCHASED UNITS AND ANSWERS HAVE BEEN PROVIDED TO ALL SUCH QUESTIONS. Each Purchaser acknowledges that neither the Seller nor any of its representatives nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by the Seller or its representatives to such Purchaser or any other information which is not included in this Agreement, and neither the Seller nor any of its representatives nor any other Person will have or be subject to any liability to any Purchaser, any Affiliate thereof or any other Person resulting from the distribution of any such information to, or use of any such information by, any Purchaser, any Affiliate thereof or any of their agents, consultants, accountants, counsel or other representatives.

4.12    COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement, and any amendments, modifications or waivers hereof, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such amendment, modification or waiver, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties.

                                     * * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first above written.

                                            SELLER

                                            SMITH & NEPHEW DISPOSAL, INC.



                                            By: /s/ CLIFF LOMAX
                                               ---------------------------------
                                                Name:  Cliff Lomax
                                                Title: President & Treasurer


                                            GUARANTOR

                                            Smith & Nephew, Inc. (the
                                            "Guarantor") hereby unconditionally
                                            and irrevocably guarantees to the
                                            Purchasers the full and timely
                                            performance and payment of all of
                                            the Seller's obligations under this
                                            Agreement. The Guarantor hereby
                                            agrees that the Purchasers, or any
                                            of them, may proceed against the
                                            Guarantor for the performance or
                                            payment of such obligations. In
                                            addition, the Guarantor hereby
                                            waives all special suretyship
                                            defenses and notice requirements.

                                            SMITH & NEPHEW, INC.



                                            By: /s/ CLIFF LOMAX
                                               ---------------------------------
                                                Name:  Cliff Lomax
                                                Title: Treasurer

               IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first above written.

                                           PURCHASER

                                           CHASE DJ PARTNERS, LLC

                                           BY: FAIRFIELD CHASE MEDICAL PARTNERS,
                                               LLC, ITS MANAGING MEMBER



                                           By: /s/ CHARLES T. ORSATTI
                                              ----------------------------------
                                               Charles T. Orsatti
                                               Managing Member

               IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first above written.

                                            PURCHASER

                                            LESLIE H. CROSS & DEBORAH L. CROSS
                                            FAMILY TRUST



                                            By: /s/ LESLIE H. CROSS
                                               ---------------------------------
                                                Name: Leslie H. Cross
                                                Title: Co-Trustee

               IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first above written.

                                            PURCHASER


                                            /s/ CYRIL TALBOT III
                                            ------------------------------------
                                            Cyril Talbot III

              IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first above written.

                                            PURCHASER


                                            /s/ MICHAEL R. McBrayer
                                            ------------------------------------
                                            Michael R. McBrayer

                                     ANNEX I


                                                       NUMBER OF
PURCHASER                                            PURCHASED UNITS       PURCHASE PRICE
---------                                            ---------------       ----------------
CHASE DJ PARTNERS, LLC                                      52,495         $   5,722,007.53
c/o Chase Capital Partners
1221 Avenue of the Americas
New York, NY 10020-1080
Attention: John Daileader
Tel: (212) 898-3400
Fax: (212) 898-4301

with a copy (which shall not constitute notice) to:

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza, 24th Floor
New York, NY 10112
Attention: Harvey M. Eisenberg, Esq
Telephone: (212) 408-2400
Facsimile: (212) 728-5950

LESLIE H. CROSS & DEBORAH L. CROSS                           1,017         $     110,805.73
FAMILY TRUST

MICHAEL R. MCBRAYER                                            244         $      26,593.37

CYRIL TALBOT III                                               244         $      26,593.37

                           COMPANY CONSENT AND WAIVER

               DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights that the Company may have under Section 6 of the Member's Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Company Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, by reason of its prior receipt of the proposed Unit Purchase Agreement, the Company confirms that it has received prior written notice of such sale from the Seller pursuant to
Section 7.2(b) of the Operating Agreement. Furthermore, the Company hereby certifies that all members of the Company (excluding the Seller) who hold Units (as defined in the Operating Agreement) have consented to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Company Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: June 28, 2000


                                            DONJOY, L.L.C.



                                            By: /s/ LESLIE H. CROSS
                                               ---------------------------------
                                                Name:  Leslie H. Cross
                                                Title: President & CEO

                            MEMBER CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights the undersigned may have under Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Member Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, the undersigned acknowledges its consent to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Member Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: June 28, 2000

                                            CB CAPITAL INVESTORS, LLC

                                            BY: CHASE CAPITAL PARTNERS,
                                                AS INVESTMENT MANAGER



                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                            MEMBER CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights the undersigned may have under Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Member Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, the undersigned acknowledges its consent to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Member Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: June 28, 2000

                                            DJ INVESTMENT, LLC

                                            BY: FIRST UNION INVESTORS, INC.,
                                                AS MANAGER


                                            By: /s/ MICHELLE D. DILLINGER
                                               ---------------------------------
                                                Name:  Michelle D. Dillinger
                                                Title: Assistant Vice President

                            MEMBER CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights the undersigned may have under Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Member Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, the undersigned acknowledges its consent to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Member Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: June 28, 2000

                                            DJC, INC.



                                            By: /s/ JEAN-MARC CHAPUS
                                               ---------------------------------
                                                Name:  Jean-Marc Chapus
                                                Title:

                            MEMBER CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights the undersigned may have under Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Member Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, the undersigned acknowledges its consent to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Member Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

               Dated: June 28, 2000

                                        TCW/CRESCENT MEZZANINE TRUST II

                                        BY: TCW/CRESCENT MEZZANINE II, L.P.,
                                            AS GENERAL PARTNER OR MANAGING OWNER

                                        BY: TCW/CRESCENT MEZZANINE, L.L.C.,
                                            ITS GENERAL PARTNER



                                        By: /s/ JEAN-MARC CHAPUS
                                           -------------------------------------
                                            Name:  Jean-Marc Chapus
                                            Title: President

                            MEMBER CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights the undersigned may have under Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Member Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, the undersigned acknowledges its consent to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Member Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

          Dated: June 28, 2000

                                    TCW LEVERAGED INCOME TRUST II, L.P.

                                    BY: TCW INVESTMENT MANAGEMENT COMPANY, AS
                                        INVESTMENT ADVISOR

                                    BY: TCW/CRESCENT MEZZANINE, L.L.C.,
                                         ITS GENERAL PARTNER



                                        By: /s/ JEAN-MARC CHAPUS
                                           -------------------------------------
                                            Name:  Jean-Marc Chapus
                                            Title: President

                                    BY: TCW (LINC II), L.P.,
                                         AS GENERAL PARTNER

                                    BY: TCW ADVISORS (BERMUDA), LTD.,
                                         AS ITS GENERAL PARTNER



                                    By: /s/ MARK D. SENKPIEL
                                       -----------------------------------------
                                        Name:  Mark D. Senkpiel
                                        Title: Managing Director

                            MEMBER CONSENT AND WAIVER

               The undersigned, being a member of DonJoy, L.L.C., a Delaware limited liability company (the "Company"), hereby waives any rights the undersigned may have under Section 6 of the Members' Agreement with respect to the sale by the Seller to the Purchasers of the Purchased Units in accordance with the provisions of the Unit Purchase Agreement dated as of June 28, 2000, to which this Member Consent and Waiver is attached (the "Unit Purchase Agreement"). In addition, the undersigned acknowledges its consent to such sale for purposes of Section 7.1(a) of the Operating Agreement.

               Capitalized terms used and not otherwise defined in this Member Consent and Waiver have the meanings ascribed to them in the Unit Purchase Agreement.

           Dated: June 28, 2000

                                     CRESCENT/MACH I PARTNERS, L.P.

                                     BY: TCW ASSET MANAGEMENT
                                         COMPANY, AS PORTFOLIO MANAGER AND AS
                                         ATTORNEY-IN-FACT FOR THE PARTNERSHIP



                                        By: /s/ JEAN-MARC CHAPUS
                                           -------------------------------------
                                            Name:  Jean-Marc Chapus
                                            Title: Managing Director